Exhibit 1

Australia and New Zealand Banking

Group Limited

Constitution

Constitution approved at the Extraordinary General Meeting

held on 13 August 2003

Australia and New Zealand Banking Group Limited

ACN 005 357 522

100 Queen Street

Melbourne Victoria 3000 Australia

Telephone (61 3) 9273 5555 Facsimile (61 3) 9273 6142

www.anz.com

CONTENTS

1.	PRELIMINARY

	1.1	Replaceable rules
	1.2	Definitions
	1.3	Interpretation of this document

2.	LISTING RULES AND THE LAW

3.	DIRECTORS

	3.1	Number of Directors
	3.2	Qualification
	3.3	Appointment by the Board
	3.4	Election by general meeting
	3.5	Eligible candidates
	3.6	One third of Directors retire annually
	3.7	Selection of Directors to retire
	3.8	Time of retirement
	3.9	Cessation of Director’s appointment
	3.10	Removal from office
	3.11	Too few Directors

4.	ALTERNATE DIRECTORS

	4.1	Appointment of Alternates
	4.2	Notice of Board meetings
	4.3	Obligations and entitlements of Alternates
	4.4	Termination of appointment
	4.5	Appointments and revocations in writing

5.	POWERS OF THE BOARD

	5.1	Powers generally
	5.2	Exercise of powers
	5.3	Sale of main undertaking

6.	EXECUTING NEGOTIABLE INSTRUMENTS

	6.1	Board’s powers
	6.2	Delegation of powers

7.	MANAGING DIRECTOR

	7.1	Appointment and power of Managing Director
	7.2	Retirement and removal of Managing Director

	7.3	Multiple Managing Directors
	7.4	Termination of appointment of Managing Director

8.	DELEGATION OF BOARD POWERS

	8.1	Delegation to committee or attorney
	8.2	Terms of delegation
	8.3	Powers of attorney
	8.4	Proceedings of committees

9.	DIRECTOR’S DUTIES AND INTERESTS

	9.1	Scope of Directors’ duties
	9.2	Declaration of interests
	9.3	Director interested in a matter
	9.4	Agreements with third parties
	9.5	Obligation of secrecy

10.	DIRECTORS’ REMUNERATION

	10.1	Remuneration of Executive Directors
	10.2	Remuneration of non-executive Directors
	10.3	Additional Remuneration for extra services
	10.4	Expenses of Directors
	10.5	Directors’ retirement benefits

11.	OFFICERS’ INDEMNITY AND INSURANCE

	11.1	Indemnity
	11.2	Insurance
	11.3	Former officers
	11.4	Deeds
	11.5	No limitation on other rights

12.	BOARD MEETINGS

	12.1	Convening Board meetings
	12.2	Notice of Board meeting
	12.3	Use of technology
	12.4	Chairing Board meetings
	12.5	Quorum
	12.6	Majority decisions
	12.7	Procedural rules
	12.8	Written resolutions
	12.9	Additional provisions concerning written resolutions
	12.10	Valid proceedings

13.	MEETINGS OF MEMBERS

	13.1	Annual general meeting

	13.2	Calling meetings of members
	13.3	Notice of meeting
	13.4	Postponement or cancellation
	13.5	Content of notice of meeting
	13.6	Chairman’s powers at a meeting of members
	13.7	Fresh notice
	13.8	Notice to joint holders of shares
	13.9	Technology
	13.10	Admission to general meetings
	13.11	Accidental omission
	13.12	Class meetings

14.	PROCEEDINGS AT MEETINGS OF MEMBERS

	14.1	Member present at meeting
	14.2	Quorum
	14.3	Quorum not present
	14.4	Chairing meetings of members
	14.5	Attendance at meetings of members
	14.6	Members rights suspended while call unpaid
	14.7	Adjournment
	14.8	Business at adjourned meetings

15.	PROXIES, ATTORNEYS AND REPRESENTATIVES

	15.1	Appointment of a proxy
	15.2	Appointment of an attorney
	15.3	Appointment of a corporate representative
	15.4	Deposit of proxy forms and powers of attorney
	15.5	Evidence of proxy forms, powers of attorney and other appointments
	15.6	Standing appointments
	15.7	Suspension of proxy or attorney’s powers if member present
	15.8	Priority of conflicting appointments of attorney or representative
	15.9	More than 2 current proxy appointments
	15.10	Continuing authority
	15.11	Joint holders

16.	ENTITLEMENT TO VOTE

	16.1	Determining voting entitlements
	16.2	Number of votes
	16.3	No casting vote of chairman
	16.4	Votes of joint holders
	16.5	Votes of transmittees and guardians
	16.6	Voting restrictions
	16.7	Decision on right to vote

17.	HOW VOTING IS CARRIED OUT

	17.1	Method of voting
	17.2	Demand for a poll
	17.3	When and how polls must be taken
	17.4	Suspension of proceedings

18.	SECRETARY

	18.1	Terms and conditions of office
	18.2	Removal from office

19.	MINUTES

	19.1	Minutes must be kept
	19.2	Minutes as evidence
	19.3	Inspection of minute books

20.	COMPANY SEALS

	20.1	Common seal
	20.2	Share seal
	20.3	Use of seals
	20.4	Fixing seals to documents

21.	ACCOUNTS AND AUDIT

	21.1	Company must keep accounts
	21.2	Financial reporting
	21.3	Audit
	21.4	Conclusive reports
	21.5	Inspection of financial records and books

22.	SHARES

	22.1	Issue at discretion of Board
	22.2	Preference and redeemable preference shares
	22.3	Restrictions on issue
	22.4	Brokerage and commissions
	22.5	Surrender of shares
	22.6	Variation of rights

23.	PREFERENCE SHARES

	23.1	Rights attaching to preference shares
	23.2	Dividend rights
	23.3	Priority as to payment of dividends
	23.4	Notices and reports
	23.5	Voting rights
	23.6	Non-cumulative preference shares
	23.7	Redeemable preference shares

	23.8	Conversion
	23.9	Variation of rights
	23.10	Priority in winding up

24.	CERTIFICATES

	24.1	Uncertificated securities
	24.2	Certificated shares
	24.3	Multiple certificates and joint holders
	24.4	Lost and worn out certificates

25.	REGISTER

	25.1	Joint holders
	25.2	Non-beneficial holders
	25.3	Branch register

26.	PARTLY PAID SHARES

	26.1	Fixed instalments
	26.2	Pre-payment of calls
	26.3	Calls made by Board
	26.4	Notice of call
	26.5	Classes of shares
	26.6	Obligation to pay calls
	26.7	Called Amounts
	26.8	Proof of call
	26.9	Forfeiture notice
	26.10	Forfeiture
	26.11	Disposal and re-issue of forfeited shares
	26.12	Notice of forfeiture
	26.13	Cancellation, exemption or waiver of forfeiture
	26.14	Effect of forfeiture
	26.15	Application of proceeds
	26.16	Title of new holder
	26.17	Mortgage of uncalled capital

27.	COMPANY LIENS

	27.1	Existence of liens
	27.2	Sale under lien
	27.3	Protection of lien
	27.4	Indemnity for payments required to be made by the Company
	27.5	Exemption and waiver

28.	DIVIDENDS

	28.1	Accumulation of reserves
	28.2	Dividends must be paid out of profits

v

	28.3	Payment of dividends
	28.4	Amount of dividend
	28.5	Prepayments, payments during dividend period and credits without payment
	28.6	Dividends in kind
	28.7	Source of dividends
	28.8	Method of payment
	28.9	Joint holders’ receipt
	28.10	Retention of dividends by Company
	28.11	No interest on dividends

29.	SHARE PLANS

	29.1	Implementing share plans
	29.2	Board obligations and discretions

30.	TRANSFER OF SHARES

	30.1	Modes of transfer
	30.2	Market obligations
	30.3	Transfer by written document
	30.4	Restricted securities
	30.5	Refusal to register transfer
	30.6	Transferor remains holder until transfer registered
	30.7	Powers of attorney

31.	TRANSMISSION OF SHARES

	31.1	Death of joint holder
	31.2	Death of single holder
	31.3	Transmission of shares on insolvency or mental incapacity
	31.4	Refusal to register holder

32.	NON-MARKETABLE PARCELS

	32.1	Board power of sale
	32.2	Sale with notice
	32.3	Divestment without notice
	32.4	Terms of sale
	32.5	Share transfers
	32.6	Application of proceeds
	32.7	Protections for transferee
	32.8	Rights to vote suspended

33.	ALTERATION OF SHARE CAPITAL

	33.1	Capitalisation of profits
	33.2	Adjustment of capitalised amounts
	33.3	Conversion of shares

	33.4	Adjustments on conversion
	33.5	Reduction of capital

34.	CURRENCY FOR PAYMENTS

	34.1	Board may decide currency
	34.2	Conversion to Australian dollars
	34.3	Preference shares

35.	WINDING UP

	35.1	Entitlement of members
	35.2	Distribution of assets generally
	35.3	No distribution of liabilities
	35.4	Distribution not in accordance with legal rights

36.	NOTICES

	36.1	Notices by Company
	36.2	Overseas members
	36.3	When notice is given
	36.4	Notice to joint holders
	36.5	Counting days
	36.6	Notices to “lost” members

37.	UNCLAIMED MONEY

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

ACN 005 357 522

CONSTITUTION

1.                                       PRELIMINARY

1.1                                 Replaceable rules

The replaceable rules referred to in the Law do not apply to the Company and are replaced by the rules set out in this document.

1.2                                 Definitions

The following definitions apply in this document.

“Alternate “ means an alternate Director appointed under rule 4.1.

“Appointor” in relation to an Alternate, means the Director who appointed the Alternate.

“ASX” means Australian Stock Exchange Limited.

“Board” means the Directors acting collectively under this document.

“business day” has the meaning given by the Listing Rules.

“Called Amount” in respect of a share means:

(a)               the amount of a call on that share which is due and unpaid; and

(b)              any amount the Board requires a member to pay under rule 26.7.

“Chief Executive Officer” means a Managing Director if appointed under rule 7.1.

“Company” means Australia and New Zealand Banking Group Limited ACN 005 357 522, whatever its name is for the time being.

“Director” means a person who is, for the time being, a director of the Company including, where appropriate, an Alternate.

“dividend” includes a bonus.

“Executive Director” means a Director who is an employee of the Company or a subsidiary or acts in an executive capacity for the Company or a subsidiary under a contract for services and includes a Managing Director.

“Interest Rate” means, in respect of each rule in which that term is used:

(a)               the rate for the time being prescribed by the Board in respect of that rule; or

(b)              if no rate is prescribed, the rate 2% above the rate for the time being fixed under the Penalty Interest Rates Act 1983 (Vic).

“Law” means the Corporations Law.

“Listing Rules” means the listing rules of the ASX as they apply to the Company for the time being, as waived or modified in respect of the Company in any particular case.

“Managing Director” means a managing director appointed under rule 7.1, by any title approved by the Board (including the title, Chief Executive Officer).

“member” means a person whose name is entered in the Register as the holder of a share.

“Market Transfer” means a transfer (within the meaning of the Law) that:

(a)               according to the SCH business rules, is a proper SCH regulated transfer; or

(b)              is a valid transfer under a computerised or electronic system established or recognised by the Law, the Listing Rules or the SCH business rules for the purpose of facilitating dealings in shares.

“Non-marketable Parcel” means a parcel of shares of a single class registered in the same name or the same joint names which is less than:

(a)               the number that constitutes a marketable parcel of shares of that class under the business rules of ASX; or

(b)              subject to the Law, the Listing Rules and the business rules of ASX, any other number determined by the Board from time to time.

“ordinary resolution” means a resolution of members other than a special resolution.

“Register” means the register of members kept as required by the Law and includes:

(a)               a branch register of members; and

(b)              a computerised or electronic sub-register established and administered under the SCH business rules.

“Remuneration” in relation to a Director (other than an Executive Director):

(a)               includes salary, bonuses, fringe benefits and superannuation contributions provided by the Company; and

(b)              excludes a payment made as compensation for loss of office or in connection with retirement from office, additional amounts payable under rules 10.3 and 10.4 and an insurance premium paid by the Company or indemnity under rule 11.

“SCH business rules” means the business rules (within the meaning of the Law) of the securities clearing house as they apply to the Company for the time being.

“Secretary “ means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this document.

“special resolution” has the meaning given by the Law.

“Voting Member” in relation to a general meeting, or a meeting of a class of members, means a member who has the right to be present, and to vote on, at least 1 item of business to be considered at the meeting.

1.3                                 Interpretation of this document

Headings and marginal notes are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)               A reference to:

(i)                  legislation (including subordinate legislation), the Listing Rules, the business rules of ASX or the SCH business rules includes a reference to that legislation, the Listing Rules, the business rules of ASX or the SCH business rules (as the case may be) as:

(A)          amended, modified or waived in relation to the Company; or

(B)            re-enacted, amended or replaced,

and includes any subordinate legislation or rules issued under the legislation, the Listing Rules or the business rules of ASX or the SCH business rules (as the case may be);

(ii)               a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)            a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)           anything (including a right, obligation or concept) includes each part of it.

(b)              A singular word includes the plural, and vice versa.

(c)               A word which suggests 1 gender includes the other genders.

(d)              If a word is defined, another part of speech has a corresponding meaning.

(e)               If an example is given of anything (including a right, obligation or concept), the example does not limit the scope of that thing.

(f)                 The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)              A power to do something includes a power, exercisable in the like circumstances to revoke or undo it.

(h)              A reference to a power is also a reference to authority or discretion.

(i)                  A reference to something being “written” or “in writing “ or “printed” includes that thing being:

(i)                  represented or reproduced in any mode in a visible form (including electronically); or

(ii)               communicated in any other manner approved by the Board from time to time.

(j)                  Where:

(i)                  an expression in a rule deals with a matter which is dealt with by a provision of the Law, the Listing Rules or the SCH business rules, that expression has the same meaning in this document as in that provision; and

(ii)               subject to paragraph (i), an expression in a rule that is defined in section 9 of the Law has the same meaning in this document as in that section.

(k)               A reference to a Chapter, Part, Division or section is a reference to a Chapter, Part, Division or section of the Law.

2.                                       LISTING RULES AND THE LAW

If, and to the extent the Listing Rules or the Law are inconsistent with this document, the Listing Rules or the Law (as applicable) prevail.

3.                                       DIRECTORS

3.1                                 Number of Directors

The Board may decide the number of Directors (not counting Alternates) but that number must be not less than 5. The maximum number must not be more than 15 or any lower number that the Board decides.

3.2                                 Qualification

Within 3 months after a Director’s appointment, that Director must hold at least 2,000 fully paid shares in the Company in the Director’s own right and must continue to hold at least 2,000 shares until the Director ceases to hold office. This rule does not apply to an Alternate.

3.3                                 Appointment by the Board

Subject to the Law, this document and to the number of Directors for the time being fixed under rule 3.1 not being exceeded, the Board may appoint a person to be a Director at any time. Any Director so appointed:

(a)               automatically retires at the next annual general meeting and is eligible for election by that general meeting; and

(b)              is not taken into account in deciding the rotation or retirement of Directors or the number of them to retire under rule 3.6 at that general meeting.

3.4                                 Election by general meeting

Subject to this document, the Law and to the number of Directors for the time being fixed under rule 3.1 not being exceeded, the Company may elect Directors by ordinary resolution.

3.5                                 Eligible candidates

The Company in general meeting cannot validly appoint a person as a Director unless:

(a)               the person retires under rules 3.3 or 3.6 and seeks election or re-election; or

(b)              the Board recommends the appointment; or

(c)               at least 35 business days or any other period that the Listing Rules or the Law permits before the meeting at which the relevant resolution will be considered, the Company receives at its registered office both:

(i)                  a nomination of the person by a member (who may be the person); and

(ii)               a consent to act as a Director signed by the person.

3.6                                 One third of Directors retire annually

At each annual general meeting the following Directors must retire from office but are eligible for re-election:

(a)               one third (or if that is not a whole number, the whole number nearest to one third) of the Directors who are not:

(i)                  appointed, and required to retire, under rule 3.3;

(ii)               Directors who vacate office under any provisions in the Law concerning the maximum age of directors;

(iii)            the Managing Director (or if there is more than 1, the 1 (if any) nominated under rule 7.3(a)); or

(iv)           Directors only because they are Alternates; and

(b)              subject to rule 7.2, any Director who would, if that Director remained in office until the next annual general meeting, have held that office for more than 3 years since last elected or re-elected.

3.7                                 Selection of Directors to retire

Subject to the Law, the Directors who retire under rule 3.6 are those who have held office the longest since last being elected or appointed. If 2 or more Directors have been in office for the same period, those Directors may agree which of them will retire. If they do not agree, they must draw lots to decide which of them must retire.

3.8                                 Time of retirement

A Director’s retirement under rule 3.3 or 3.6 takes effect at the end of the relevant annual general meeting unless the Director is re-elected at that meeting.

3.9                                 Cessation of Director’s appointment

The office of a Director automatically becomes vacant if the person who holds the office:

(a)               becomes an insolvent under administration;

(b)              is not permitted by the Law (or an order made under the Law) to be a director or vacates office by force of the Law;

(c)               becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)              fails to attend Board meetings (either personally or by an Alternate) for a continuous period of 3 months without leave of absence from the Board;

(e)               resigns by notice in writing to the Company;

(f)                 ceases to hold the shares required to be held by a Director under rule 3.2, unless the Directors otherwise resolve that the Director may continue in office;

(g)              reaches 70 years of age or on any other later date determined by the Board (subject to the Law); or

(h)              is removed from office under rule 3.10.

3.10                           Removal from office

Whether or not a Director’s appointment was expressed to be for a specified period, subject to the Law the Company by ordinary resolution may remove a Director from office.

3.11                           Too few Directors

If the number of Directors is reduced below the minimum required by rule 3.1, the continuing Directors may act as the Board only:

(a)               to appoint Directors up to that minimum number;

(b)              to convene a meeting of members; and

(c)               in emergencies.

4.                                       ALTERNATE DIRECTORS

4.1                                 Appointment of Alternates

A Director (other than an Alternate) may appoint a person who is approved by the Board (without the vote of the Appointor) to act as Alternate for a specified period or each time the Appointor is unable to attend a Board meeting or a meeting of a committee of the Board or act as a Director.

4.2                                 Notice of Board meetings

The Company must give the Alternate notice of Board meetings or meetings of a committee of the Board only if the Appointor requests it to do so.

4.3                                 Obligations and entitlements of Alternates

An Alternate:

(a)               may attend and vote in place of the Appointor at a Board meeting or a meeting of a committee of the Board at which the Appointor is not present;

(b)              if also a Director, has a separate right to vote as Alternate;

(c)               if Alternate for more than 1 Appointor, has a separate right to vote in place of each Appointor;

(d)              when acting as Alternate, is an officer of the Company and subject to all the duties, and entitled to exercise all the powers and rights, of the Appointor as a Director; and

(e)               is entitled to reasonable travelling, hotel and other expenses incurred in attending meetings of the Company of the Board or of committees of the Board while otherwise engaged on the business of the Company on the same basis as other Directors but is not entitled to any other remuneration from the Company (but the Appointor may further remunerate the Alternate).

4.4                                 Termination of appointment

An Appointor at any time may revoke the appointment of a person as an Alternate. Any appointment of an Alternate made by the Appointor immediately ceases if:

(a)               the Appointor ceases to be a Director; or

(b)              an event occurs which would cause the Alternate to vacate office under rule 3.9 if the Alternate were a Director.

4.5                                 Appointments and revocations in writing

An Appointor must appoint, and revoke the appointment of, any Alternate in writing. The appointment or revocation is not effective until a copy is provided to the Company.

5.                                       POWERS OF THE BOARD

5.1                                 Powers generally

Except as otherwise required by the Law, any other applicable law, the Listing Rules or this document, the Board:

(a)               has exclusive power to manage the business of the Company; and

(b)              subject to rule 5.3, may exercise every right, power or capacity of the Company to the exclusion of the Company in general meeting and the members.

5.2                                 Exercise of powers

A power of the Board can, without limitation, be exercised:

(a)               by resolution passed by the Board (including a resolution under rule 12.8); or

(b)              in accordance with a delegation of the power under rules 7, 8 or 26.17.

5.3                                 Sale of main undertaking

Unless otherwise permitted by the Listing Rules or the Law, the Board must not sell or dispose of the main undertaking of the Company unless the decision is ratified by the Company in general meeting.

6.                                       EXECUTING NEGOTIABLE INSTRUMENTS

6.1                                 Board’s powers

The Board must decide the manner (including the use of facsimile signatures if thought appropriate) in which negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company. The Company may execute, accept, or endorse negotiable instruments only in the manner for the time being decided by the Board.

6.2                                 Delegation of powers

Nothing in rule 6.1 limits the Board’s ability to delegate its powers in accordance with rule 8.

7.                                       MANAGING DIRECTOR

7.1                                 Appointment and power of Managing Director

(a)               The Board may appoint 1 or more Directors to be a Managing Director either for a specified term (but not for life) or without specifying a term.

(b)              The Board may delegate any of the powers of the Board to a Managing Director:

(i)                  on the terms and subject to any restrictions the Board decides; and

(ii)               so as to be concurrent with, or to the exclusion of, the powers of the Board.

(c)               The Board may revoke the delegation at any time.

7.2                                 Retirement and removal of Managing Director

Subject to rule 7.3, a Managing Director is not:

(a)               required to retire; or

(b)              taken into account in determining the number of Directors to retire,

by rotation under rule 3.6 but (subject to any contract between the Company and that Managing Director) is otherwise subject to the same rules regarding resignation, removal and retirement from office as the other Directors.

7.3                                 Multiple Managing Directors

If there are 2 or more Managing Directors at the same time:

(a)               the Board may nominate 1 of them as the Managing Director to be exempted from retirement by rotation under rule 3.6 and may revoke the nomination at any time; and

(b)              if a Managing Director has been nominated under rule 7.3(a) and the Board later nominates a different Managing Director under that rule, the one first nominated must retire by rotation at the next annual general meeting unless elected at either of the previous 2 annual general meetings.

If none of the Managing Directors (if more than 1) is the subject of a current nomination under rule 7.3(a), each of them must retire by rotation under rule 3.6.

7.4                                 Termination of appointment of Managing Director

Whether or not the appointment of a Managing Director was expressed to be for a specified term, the appointment of a Managing Director terminates if:

(a)               the Managing Director ceases for any reason to be a Director;

(b)              the Board removes the Managing Director from the office of Managing Director (which, subject to any contract between the Company and the Managing Director, the Board has power to do); or

(c)               the Managing Director ceases to be employed by the Company, unless the Board decides differently.

8.                                       DELEGATION OF BOARD POWERS

8.1                                 Delegation to committee or attorney

The Board may delegate any of its powers:

(a)               to a Director; or

(b)              to a committee (which need not include a Director);

(c)               to any other person or persons; or

(d)              to an attorney,

and may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period. This rule is supplemental to the Law.

8.2                                 Terms of delegation

A delegation of powers under rule 8.1 may be made:

(a)               for a specified period or without specifying a period; and

(b)              on the terms (including power to further delegate) and subject to any restrictions the Board decides.

Power exercised in accordance with a delegation of the Board is treated as exercised by the Board.

8.3                                 Powers of attorney

A power of attorney granted under rule 8.1 may contain any provisions for the protection and convenience of those who deal with the attorney that the Board thinks appropriate.

8.4                                 Proceedings of committees

Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, so far as they can be (modified as necessary), governed by the rules of this document which regulate the meetings and proceedings of the Board.

9.                                       DIRECTOR’S DUTIES AND INTERESTS

9.1                                 Scope of Directors’ duties

A Director is not disqualified by reason only of being a Director from:

(a)               holding any office or place of profit or employment (other than that of the Company’s auditor);

(b)              being a member or creditor of any corporation (including the Company) or partnership other than the auditor; or

(c)               entering into any agreement with the Company.

9.2                                 Declaration of interests

A Director must comply with the Law in relation to disclosure of interests.

9.3                                 Director interested in a matter

Each Director must comply with the Law in relation to not being present, or voting, at a Board meeting that considers a matter in which the Director has a material personal interest. Subject to the Law:

(a)               a Director may be counted in a quorum at a Board meeting that considers, and may vote on:

(i)                  any matter in which the Director has an interest; and

(ii)               without limiting subparagraph (i),whether the Company enters into an agreement or proposed agreement in which that Director has an interest;

(b)              the Company may enter into the agreement and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)               the Director may be counted in a quorum at a Board meeting that considers, and may vote on, matters involving the agreement; and

(d)              if any disclosure required under the Law is made before the agreement is entered into:

(i)                  the Director may retain benefits under the agreement even though the Director has an interest in the agreement; and

(ii)               the Company cannot avoid the agreement merely because of the existence of the Director’s interest.

9.4                                 Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)               fails to make a disclosure required under the Law; or

(b)              is present at, or counted in the quorum for, a meeting that considers, votes on, or participates in the execution of, that agreement in breach of the Law.

9.5                                 Obligation of secrecy

Every Director and Secretary must keep the transactions and affairs of the Company and the state of its accounts confidential unless required to disclose them:

(a)               in the course of duties as an officer of the Company;

(b)              by the Board or the Company in general meeting; or

(c)               by law or under the Listing Rules.

The Company may require a Director, Secretary, auditor, trustee, committee member or other person engaged by it to sign a confidentiality undertaking consistent with this rule. A Director or Secretary must do so if required by the Company.

10.                                 DIRECTORS’ REMUNERATION

10.1                           Remuneration of Executive Directors

Subject to any contract with the Company and to the Listing Rules, the Board may fix the remuneration of each Executive Director. That remuneration may consist of salary, bonuses or any other elements but must not be a commission on or percentage of profits or operating revenue.

10.2                           Remuneration of non-executive Directors

The Directors (other than the Executive Directors and those who are Directors only because they are Alternates) are entitled to be paid for their services as directors, out of the funds of the Company, an amount of Remuneration which:

(a)               does not:

(i)                  in any year exceed in aggregate the amount last fixed by ordinary resolution; or

(ii)               consist of a commission on or percentage of profits or operating revenue; and

(b)              is allocated among them:

(i)                  on an equal basis having regard to the proportion of the relevant year for which each Director held office; or

(ii)               as otherwise decided by the Board; and

(c)               is provided in the manner the Board decides, which may include provision of non cash benefits (and, to avoid doubt, such non cash benefits may include the issue or purchase of shares in the Company or the grant of options over shares in the Company).

If the Board decides to include non cash benefits in a Director’s Remuneration, the Board must also decide the manner in which the value of those benefits is to be calculated for the purposes of this rule.

The Remuneration of a Director is taken to accrue from day to day, except that Remuneration in the form of a non-cash benefit is taken to accrue at the time that the benefit is provided to the Director, subject to the terms on which the benefit is provided.

10.3                           Additional Remuneration for extra services

If a Director, at the request of the Board and for the purposes of the Company, performs extra services or makes special exertions (including going or living away from the Director’s usual residential address), the Company may pay that Director a fixed sum set by the Board for doing so. Remuneration under this rule may be either in addition to or in substitution for any remuneration to which that Director is entitled under rules 10.1 or 10.2.

10.4                           Expenses of Directors

The Company may pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)               in attending meetings of the Company, the Board, or a committee of the Board;

(b)              on the business of the Company; or

(c)               in carrying out duties as a Director.

10.5                           Directors’ retirement benefits

Subject to the Law and the Listing Rules, the Company may:

(a)               agree with a Director or person about to become a Director that, when or after the person dies or ceases to be a Director, the Company will pay a pension or lump sum benefit to:

(i)                  that person; or

(ii)               after that person’s death, any of the surviving spouse, dependants or legal personal representatives of that person; or

(b)              pay a pension or lump sum benefit of the type referred to in paragraph (a) whether or not the Company has agreed to do so.

11.                                 OFFICERS’ INDEMNITY AND INSURANCE

11.1                           Indemnity

Subject to and so far as may be permitted under the Law, the Company may:

(a)               indemnify any officer or employee of the Company or any of its wholly-owned subsidiaries, or its auditor, against all Liabilities incurred as such an officer, employee or auditor to a person including a Liability incurred as a result of appointment or nomination by the Company or wholly-owned subsidiary as a trustee or as an officer or employee of another corporation;

(b)              make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by an officer or employee or auditor in defending an action for a Liability incurred as such an officer, employee or auditor or in resisting or responding to actions taken by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

In this rule, “Liabilities” means liabilities of any kind (whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including costs and expenses incurred in connection with any investigation or inquiry by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

11.2                           Insurance

Subject to the Law, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

11.3                           Former officers

The indemnity in favour of officers under rule 11.1 applies in respect of all acts done by a person while an officer of the Company or one of its subsidiaries even though the person is not an officer:

(a)               at the time the claim is made; or

(b)              at the date of adoption of this constitution.

11.4                           Deeds

Subject to the Law, where the Board considers it appropriate to do so, the Company may bind itself in any contract or deed with any officer or employee of the Company or wholly-owned subsidiary to indemnify the officer or employee and to enter into and pay premiums on contracts insuring the officer or employee against liability.

11.5                           No limitation on other rights

This rule 11 does not limit any other rights of a person or the powers of the Company to indemnify any person or to do anything else which it may do under the Law.

12.                                 BOARD MEETINGS

12.1                           Convening Board meetings

A Director may at any time, and the Secretary must on request from a Director, convene a Board meeting.

12.2                           Notice of Board meeting

(a)               The convenor of each Board meeting:

(i)                  must give reasonable notice of the meeting (and, if it is adjourned, of its resumption) individually to:

(A)          each Director; and

(B)            each Alternate in respect of whom the Appointor has given notice under rule 4.2 requesting notice of Board meetings to be given to that Alternate; and

(ii)               may give that notice orally (including by telephone) or in writing.

(b)              Each Director must notify to the Company an address in Australia or New Zealand, and may notify a fax number or electronic address, as the Director’s address to which notices of Board meetings are to be given.

(c)               Accidental failure to give notice to, or non-receipt of notice by, a Director does not result in a Board meeting being invalid.

12.3                           Use of technology

(a)               Subject to the Law, a Board meeting may be held using any technology. A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of 2 or more places, at the place where the chairman of the meeting is located.

(b)              If, before or during a meeting, any technical difficulty occurs where one or more Directors cease to participate, the Chairman may adjourn the meeting until the difficulty is remedied or may, where a quorum of Directors remains present, continue the meeting.

12.4                           Chairing Board meetings

(a)               The Board may elect a Director as chairman of its meetings and may elect one or more Directors as deputy chairman. The Board may decide the period for which those Directors hold their respective offices.

(b)              If there is no chairman or deputy chairman of Directors or if none of them are present within 15 minutes after the time for which a Board meeting is called or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

12.5                           Quorum

Unless the Board decides otherwise, the quorum for a Board meeting is 2 Directors and a quorum must be present for the whole meeting. An Alternate who is also a Director or a person who is an Alternate for more than 1 Appointor may only be counted once toward a quorum. A Director is treated as present at a meeting held by any technology if the Director is able to communicate with all others attending. If a meeting is held in another way permitted by the Law (including any other means of technology), the Board must resolve the basis on which Directors are treated as present.

12.6                           Majority decisions

A resolution of the Board must be passed by a majority of the votes cast by Directors present and entitled to vote on the resolution. If an equal number of votes is cast for and against a resolution:

(a)               the chairman of the meeting has a second or casting vote unless:

(i)                  only 2 Directors are entitled to vote; or

(ii)               the chairman of the meeting is not entitled to vote; and

(b)              if the chairman does not have a second or casting vote under rule 12.6(a), the matter is decided in the negative.

12.7                           Procedural rules

The Board may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

12.8                           Written resolutions

If:

(a)               each Director, and each Alternate in respect of whom the Appointor has given notice under rule 4.2, is given a document setting out a proposed resolution; and

(b)              at least two-thirds of the Directors who are entitled to vote on the resolution state that they are in favour of the resolution by signing the document,

a Board resolution in those terms is passed at the time when the last of the Directors who constitute the majority signs.

12.9                           Additional provisions concerning written resolutions

For the purpose of rule 12.8:

(a)               a document may be given to a Director or Alternate by sending it to the place or address (including electronic address) notified by the Director or Alternate from time to time for the purposes of rule 12.2;

(b)              2 or more separate documents in identical terms, each of which is signed by 1 or more Directors, are treated as 1 document;

(c)               signature of a document by an Alternate is not required if the Appointor of that Alternate has signed the document;

(d)              signature of a document by the Appointor of an Alternate is not required if that Alternate has signed the document in that capacity;

(e)               a telex, telegram or facsimile or a message in electronic form containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document deemed to be signed by that Director at the time of its receipt by the Company; and

(f)                 accidental failure to give notice of a document under rule 12.8, or non-receipt of such document by a Director, does not result in the resolution being invalid.

12.10                     Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or member of a committee is valid even if it is later discovered that:

(a)               there was a defect in the appointment of the person; or

(b)              the person was disqualified from continuing in office, voting on the resolution or doing the thing.

13.                                 MEETINGS OF MEMBERS

13.1                           Annual general meeting

The Company must hold an annual general meeting as required by the Law.

13.2                           Calling meetings of members

A meeting of members:

(a)               may be convened at any time by the Board; and

(b)              must be convened by the Board when required by the Law or by an order made under the Law.

13.3                           Notice of meeting

Notice of a meeting of members must be given in accordance with the Law. The notice of meeting must comply with the Law and with the Listing Rules and may be given in any manner permitted by the Law.

13.4                           Postponement or cancellation

Subject to the Law, the Board may:

(a)               postpone a meeting of members; or

(b)              cancel a meeting of members; or

(c)               change the place for a general meeting,

by written notice :

(d)              published in a daily newspaper circulating in Australia; or

(e)               given to ASX; or

(f)                 subject to the Law and the Listing Rules, given in any other manner determined by the Board.

13.5                           Content of notice of meeting

(a)               Subject to the Law, the Board may determine the contents of the notice of meeting of members called by the Board, as the Board thinks fit. The notice must state the general nature of the meeting’s business and any other matters required by the Law. No business may be transacted at the meeting unless the general nature of the business is stated in the notice.

(b)              Subject to the Law, no person may move any amendment to a resolution which has its terms set out in the notice of meeting or to a document which relates to that resolution (a copy of which has been made available to members to inspect or obtain), without the approval of the chairman of the meeting.

13.6                           Chairman’s powers at a meeting of members

(a)               The chairman of a meeting of members:

(i)                  is responsible for the general conduct and procedures to be adopted at the meeting;

(ii)               may, subject to the Law, at any time terminate discussion or debate on any matter being considered by the meeting, where the chairman considers it necessary or desirable for the proper and orderly conduct of the meeting;

(iii)            may, subject to the Law, eject a member from the meeting, at any time the chairman considers it is necessary or desirable for the proper and orderly conduct of the meeting; and

(iv)           may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the meeting, and a decision by the chairman under this rule is final.

(b)              The chairman of a meeting may invite a person who is not a member to attend and to speak at the meeting.

(c)               Subject to rule 13.9, if the chairman considers that there are too many persons in attendance at a meeting to fit into the venue where the meeting is to be held, the chairman may nominate a separate meeting place using any technology that gives the members as a whole a reasonable opportunity to participate.

(d)              The chairman’s rights under this rule 13.6 are exclusive to the chairman.

13.7                           Fresh notice

If a meeting of members is postponed or adjourned for 1 month or more, the Company must give new notice of the resumed meeting.

13.8                           Notice to joint holders of shares

If a share is held jointly, the Company need only give notice of a meeting of members (or of any cancellation or postponement notice of which is given to members) to the joint holder who is named first in the Register.

13.9                           Technology

(a)               The Company may hold a meeting of members at 2 or more venues using any technology that gives the members as a whole a reasonable opportunity to participate.

(b)              If, before or during a meeting of members any technical difficulty occurs where all members may not be able to participate, the Chairman may:

(i)                  adjourn the meeting until the difficulty is remedied; or

(ii)               where a quorum remains present (in the venue at which the Chairman is present) and able to participate, subject to the Law, continue the meeting.

13.10                     Admission to general meetings

The chairman of a meeting of members may take any action the chairman considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:

(a)               in possession of a pictorial-recording or sound-recording device;

(b)              in possession of a placard or banner;

(c)               in possession of an article considered by the chairman to dangerous, offensive or liable to cause disruption;

(d)              who refuses to produce or to permit examination of any article, or the contents of any article, in the person’s possession;

(e)               who behaves or threatens to behave in a dangerous, offensive or disruptive way; or

(f)                 who is not entitled to receive notice of the meeting.

The chairman may delegate the powers conferred by this rule to any person.

13.11                     Accidental omission

The accidental omission to give a notice of meeting to, or the non-receipt of a notice by meeting by, any of those entitled to receive the notice does not invalidate any resolution passed at a meeting of members.

13.12                     Class meetings

Rules 13 to 17 inclusive apply to a separate meeting of a class of members (as far as they are capable of application) modified as necessary.

14.                                 PROCEEDINGS AT MEETINGS OF MEMBERS

14.1                           Member present at meeting

If a member has appointed a proxy or attorney or (in the case of a member which is a body corporate) a representative to act at a meeting of members, that member is taken to be present at a meeting at which the proxy, attorney or representative is present.

14.2                           Quorum

The quorum for a meeting of members is 3 Voting Members. Each individual present may only be counted once toward a quorum. If a member has appointed more than 1 proxy or representative only 1 of them may be counted toward a quorum. A quorum must be present during the entirety of the meeting.

14.3                           Quorum not present

If a quorum is not present within 15 minutes after the time for which a meeting of members is called:

(a)               if called as a result of a request of members under the Law, the meeting is dissolved; and

(b)              in any other case:

(i)                  the meeting is adjourned to the day, time and place that the Directors present decide and notifies to members, or if no decision is notified before then, to the same time on the same day in the next week at the same place; and

(ii)               if a quorum is not present at the adjourned meeting, the meeting is dissolved.

14.4                           Chairing meetings of members

If the Board has appointed a Director to chair Board meetings, that Director may also chair meetings of members. If:

(a)               there is no Director appointed by the Board to chair Board meetings for the time being; or

(b)              the Director appointed to chair Board meetings is not present at the time a meeting of members is called, or is not willing to chair the meeting,

the meeting may be chaired by another Director chosen by a majority of the Directors present or, failing that, a majority of Voting Members present must elect a Director present (or where no such Director is willing to act, a member present) to chair the meeting.

14.5                           Attendance at meetings of members

(a)               Subject to rule 14.6, every member has the right to attend all meetings of members whether or not entitled to vote.

(b)              Every Director has the right to attend and speak at all meetings of members of the Company.

(c)               The auditor has the right to attend any meeting of members of the Company and to speak on any part of the business of the meeting which concerns the auditor in the capacity of auditor.

14.6                           Members rights suspended while call unpaid

If a call on a share is due and unpaid, the holding of that share does not entitle a member to be present, speak or vote at, or be counted in the quorum for, a meeting of members.

14.7                           Adjournment

(a)               Subject to rule 13.7, the chairman of a meeting of members at which a quorum is present:

(i)                  may adjourn or postpone from time to time or place to place the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion;

(ii)               may at any time during the course of the meeting adjourn or defer any business, motion, question, resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting; and

(b)              The chairman’s rights under paragraph (a) are exclusive, and unless the chairman requires otherwise, no vote may be taken or demanded by the members present concerning any postponement or adjournment.

14.8                           Business at adjourned meetings

The only business that may be transacted at a meeting resumed after an adjournment is the business left unfinished immediately before the adjournment.

15.                                 PROXIES, ATTORNEYS AND REPRESENTATIVES

15.1                           Appointment of a proxy

A member may appoint up to 2 proxies to attend and act for the member at a meeting of members. An appointment of a proxy must be made by written notice lodged or deposited with the Company as required by rule 15.4:

(a)               that complies with the Law; or

(b)              in any other form and mode that complies with the Listing Rules and is, and is signed or acknowledged by the member in a manner, satisfactory to the Board.

If a member appoints 2 proxies and the appointment does not specify the proportion or number of the member’s votes each proxy may exercise (subject to rule 16.2(a)(i)), each proxy may exercise half of those votes. Any instrument of proxy deposited under this rule 15 in which no person is named as the proxy, is treated as having been given in favour of the chairman of the meeting.

15.2                           Appointment of an attorney

A member may appoint an attorney to attend and act for the member at a meeting of the Company. If the appointor is an individual, the power of attorney must be signed in the presence of a witness. An attorney, if authorised by the power, may appoint a proxy to act at a meeting of the Company.

15.3                           Appointment of a corporate representative

A member that is a body corporate may appoint an individual to act as its representative at meetings of members as permitted by the Law. Evidence of the appointment may be deposited with the Company in any form satisfactory to the Board.

15.4                           Deposit of proxy forms and powers of attorney

An appointment of a proxy or an attorney, or the revocation of the appointment of a proxy or attorney, is not effective for a particular meeting of members unless the instrument effecting the appointment, together with any evidence required under rule 15.5, is received by the Company at its registered office or is transmitted to and received at a fax number at that office (or another address (including electronic address) specified for the purpose in the relevant notice of meeting):

(a)               at least 48 hours before the time for which the meeting was called; or

(b)              if the meeting has been adjourned, at least 48 hours before the resumption of the meeting; or

(c)               in either case, within any greater time before the meeting permitted by the Law.

15.5                           Evidence of proxy forms, powers of attorney and other appointments

The Board may require evidence of:

(a)               in the case of a proxy form executed by an attorney, the relevant power of attorney or a certified copy of it;

(b)              in the case of an attorney, the power of attorney or a certified copy of it;

(c)               in the case of a corporate representative, the appointment of the representative in accordance with the Law (for example, a copy of the minute recording the resolution by which the representative was appointed, certified as true and correct by a director or secretary of the body corporate, or a certificate duly executed by the body corporate certifying the appointment of the representative); or

(d)              in the case of any appointment under this rule 15 which is transmitted to the Company electronically, the identity of the person who transmitted the message containing the appointment.

15.6                           Standing appointments

A member may appoint a proxy, attorney or representative to act at a particular meeting of members or make a standing appointment and may revoke any appointment. A proxy, attorney or representative need not be a member.

15.7                           Suspension of proxy or attorney’s powers if member present

(a)               A proxy or attorney has no power to act for a member at a meeting at which the member is present:

(i)                  in the case of an individual, in person; or

(ii)               in the case of a body corporate, by a representative.

(b)              A proxy has no power to act for a member at a meeting at which the member is present by an attorney.

15.8                           Priority of conflicting appointments of attorney or representative

If more than 1 attorney or representative appointed by a member is present at a meeting of members and the Company has not received notice of revocation of any of the appointments:

(a)               an attorney or representative appointed to act at that particular meeting may act to the exclusion of an attorney or representative appointed under a standing appointment; and

(b)              subject to rule 15.7(a)(i), an attorney or representative appointed under the most recent appointment may act to the exclusion of an attorney or representative appointed earlier in time.

15.9                           More than 2 current proxy appointments

An appointment of a proxy by a member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of a proxy from that member which would result in there being more than 2 proxies of that member entitled to act at a meeting. The appointment of proxy made first in time is the first to be treated as revoked or suspended by this rule.

15.10                     Continuing authority

An act done at a meeting of members by a proxy, an attorney or a representative is valid even if, before the act is done, the appointing member:

(a)               dies or becomes mentally incapacitated;

(b)              becomes bankrupt or an insolvent under administration or is wound up;

(c)               revokes the appointment or the authority under which the appointment was made by a third party; or

(d)              transfers the share to which the appointment relates,

unless the Company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

15.11                     Joint holders

Subject to the Law, if a share is held jointly, the Board may accept an appointment of proxy under this rule 15, even if it is signed by only 1 of the holders.

16.                                 ENTITLEMENT TO VOTE

16.1                           Determining voting entitlements

To determine who are members of the Company and entitled to vote at a meeting of members and how many shares they hold, the Company must refer only:

(a)               if, before notice of the meeting was given, the convenor of the meeting determined a specified time under the Law - to the Register as it stood at that time; or

(b)              if no determination was made - to the Register as it stood 48 hours before the meeting or at any later time required by the SCH business rules.

16.2                           Number of votes

Subject to the Law, rules 14.6, 15, 16.4, 16.5, 16.6, 30.4 and 32.8 and the terms on which shares are issued:

(a)               on a show of hands:

(i)                  if a member has appointed 2 proxies, neither of those proxies may vote; and

(ii)               subject to rule 16.2(a)(i), every individual present who is a member entitled to vote present in person or by proxy, attorney or representative has 1 vote;

(b)              on a poll every member entitled to vote present in person or by proxy, attorney or representative:

(i)                  has 1 vote for every fully paid share held; and

(ii)               subject to clause 16.2(c), in respect of each partly paid share held has a fraction of a vote equal to the proportion which the amount paid bears to the total issue price of the share; and

(c)               unless:

(i)                  permitted under the Listing Rules; and

(ii)               otherwise provided in the terms upon which shares are issued,

in calculating the fraction of a vote which the holder of a partly paid share has, the Company must not count an amount:

(iii)            paid in advance of a call; or

(iv)           credited on a partly paid share without payment in money or money’s worth being made to the Company.

16.3                           No casting vote of chairman

The Chairman of a meeting of members does not have a casting vote. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

16.4                           Votes of joint holders

If more than 1 of the joint holders of a share (including, for the purposes of this rule, joint legal personal representatives of a dead member) are present at a meeting of members and tender a vote in respect of the share, the Company may only count the vote cast by the joint holder named earlier in the Register.

16.5                           Votes of transmittees and guardians

Subject to the Law, if the Board is satisfied at least 48 hours before the time fixed for a meeting, that a person:

(a)               is entitled to the transmission of a share under rule 31; or

(b)              has power to manage a member’s property under a law relating to the management of property of the mentally incapable,

that person may vote as if registered as the holder of the share and the Company must not count the vote (if any) of the actual registered holder.

16.6                           Voting restrictions

If:

(a)               the Law or the Listing Rules require that some members are not to vote on a resolution, or that votes cast by some members be disregarded, in order for the resolution to have an intended effect; and

(b)              the notice of the meeting at which the resolution is proposed states that fact,

those members have no right to vote on that resolution and the Company must not count any votes purported to be cast by those members. If a proxy purports to vote in a way or in circumstances that contravene the Law, on a show of hands the vote is invalid and the Company must not count it and on a poll rule 17.3 applies.

16.7                           Decision on right to vote

A Voting Member or Director may challenge a person’s right to vote at a meeting of members. A challenge may only be made at the meeting. A challenge, or any other doubt as to the validity of a vote, must be decided by the chairman of the meeting of members, whose decision is final.

17.                                 HOW VOTING IS CARRIED OUT

17.1                           Method of voting

A resolution put to the vote at a meeting of members must be decided on a show of hands unless a poll is demanded:

(a)               by the chairman under rule 17.2(a), before the show of hands is held; or

(b)              otherwise under rule 17.2, either before or on declaration of the result of the vote on a show of hands.

17.2                           Demand for a poll

A poll may be demanded on any resolution, except a resolution concerning the election of the chairman of a meeting or an adjournment of a meeting, by:

(a)               the chairman;

(b)              at least 5 members entitled to vote on the resolution; or

(c)               members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the time required by the Law).

The demand for a poll may be withdrawn and does not affect the continuation of the meeting for the transaction of other business.

17.3                           When and how polls must be taken

If a poll is demanded:

(a)               subject to rule 14.7(b), if the resolution is for the adjournment of the meeting, the poll must be taken immediately and, subject to rule 17.3(c), in the manner that the chairman of the meeting directs;

(b)              in all other cases, the poll must be taken at the time and place and, subject to rule 17.3(c), in the manner that the chairman of the meeting directs;

(c)               votes which the Law requires to be cast in a given way must be treated as cast in that way;

(d)              a person voting who has the right to cast 2 or more votes need not cast all those votes and may cast those votes in different ways; and

(e)               the result of the poll is the resolution of the meeting at which the poll was demanded.

17.4                           Suspension of proceedings

For the purpose of allowing any poll to be taken or determined, the chairman of the meeting may suspend the proceedings of the meeting for any period the chairman decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairman otherwise allows.

18.                                 SECRETARY

18.1                           Terms and conditions of office

A Secretary holds office on the terms that the Board decides. The Board may vary any decision previously made by it in respect of a Secretary.

18.2                           Removal from office

Subject to any contract between the Company and the Secretary, the Board may remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

19.                                 MINUTES

19.1                           Minutes must be kept

The Board must cause minutes to be kept in accordance with the Law of:

(a)               proceedings and resolutions of meetings of the members;

(b)              proceedings and resolutions of Board meetings;

(c)               proceedings and resolutions of meetings of a committee to which Board powers are delegated under rule 8;

(d)              the name of Directors or other persons present at each Board meeting or committee meeting; and

(e)               resolutions passed by Directors without a meeting.

19.2                           Minutes as evidence

A minute recorded and signed or otherwise kept in accordance with the Law is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

19.3                           Inspection of minute books

The Company must allow members to inspect, and provide copies of, the minute books for the meetings and other documents of the Company only if and to the extent required by the Law.

20.                                 COMPANY SEALS

20.1                           Common seal

The Board:

(a)               may decide whether or not the Company has a common seal; and

(b)              is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under the Law.

20.2                           Share seal

The Board may decide whether or not the Company has a share seal, as a duplicate of the common seal. A share seal must:

(a)               be a facsimile of the common seal and have the words “share seal” on its face; and

(b)              (but need not be) only be used in sealing share certificates and option certificates of the Company and be affixed in the same manner as the common seal.

20.3                           Use of seals

The common seal and share or other duplicate seal (if any) may only be used with the authority of the Board (which may be given before or after the affixing of the seal). The Board must not authorise the use of a seal that does not comply with the Law.

20.4                           Fixing seals to documents

Without limiting the ways in which the Company can execute documents in accordance with the Law (or otherwise) if the Company has a common seal or a share or other duplicate seal, any document to which the seal is fixed must be signed by 2 Directors or by a Director or Secretary, unless a different procedure is decided by the Board.

21.                                 ACCOUNTS AND AUDIT

21.1                           Company must keep accounts

The Board must cause the Company to keep written financial records that:

(a)               correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

(b)              would enable true and fair financial statements to be prepared and audited,

and must allow a Director and the auditor to inspect those records at all reasonable times.

21.2                           Financial reporting

The Board must cause the Company to prepare a financial report and a Directors’ report that comply with the Law and must report to members in accordance with the Law no later than the deadline set by the Law.

21.3                           Audit

The Board must cause the Company’s financial report for each financial year to be audited and obtain an auditor’s report. The eligibility, appointment, removal, remuneration, rights and duties of the auditor are regulated by the Law.

21.4                           Conclusive reports

Audited financial reports laid before the Company in general meetings are conclusive except as regards errors notified to the Company within 3 months after the relevant general meeting. If the Company receives notice of an error within that period, it must immediately correct the report and the report as corrected is then conclusive.

21.5                           Inspection of financial records and books

Subject to rule 19.3 and unless otherwise required under the Law, a member who is not a Director does not have any right to inspect any document of the Company except as authorised by the Board.

22.                                 SHARES

22.1                           Issue at discretion of Board

Subject to the Law and rule 22.3, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of unissued shares to any person on any terms and at the times that the Board decides.

22.2                           Preference and redeemable preference shares

The Company may issue preference shares (including preference shares that are liable to be redeemed). The rights attached to preference shares are:

(a)               the rights set out in or determined in accordance with rule 23; or

(b)              the rights otherwise approved in accordance with the Law.

22.3                           Restrictions on issue

The Company must not issue shares or grant options if the issue or grant would result in a breach of the Listing Rules.

22.4                           Brokerage and commissions

The Company may pay brokerage or commissions to a person in respect of that person or another person agreeing to take up shares in the Company.

22.5                           Surrender of shares

The Board may accept a surrender of shares:

(a)               to compromise a question as to whether those shares have been validly issued; or

(b)              if surrender is otherwise within the Company’s powers.

The Company may sell or re-issue surrendered shares in the same way as forfeited shares.

22.6                           Variation of rights

If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to the Law) be varied or cancelled only:

(a)               with the written consent of the holders of 75% of the issued shares of the affected class; or

(b)              by special resolution passed at a separate meeting of the holders of the issued shares of the affected class.

Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares which rank equally with that existing class for participation in profits and assets of the Company. The rules relating to general meetings of the Company and proceedings at those meetings apply (modified as necessary) to a separate meeting of a class of holders convened for the purpose of this rule 22.6, except that:

(c)               a quorum is at least 2 persons holding or representing by proxy one-third of the issued shares of the class (but so that if at any adjourned meeting a quorum is not present, any 2 holders of shares of the class present in person or by proxy shall be a quorum); and

(d)              any holder of shares of that class present in person or by proxy may demand a poll and every such holder on a poll has one vote for every share of the class held by him.

23.                                 PREFERENCE SHARES

23.1                           Rights attaching to preference shares

(a)               The Board may, subject to this document, issue preference shares with any rights attaching to them (including rights denoted in foreign currency) that the Board determines prior to issue. The rights so determined need not be the same as those attached to any preference shares then on issue.

(b)              Preference shares may be issued in one or more separate series and each series will be identified in the manner determined by the Board.

23.2                           Dividend rights

(a)               Without limiting the powers of the Board under this document, before allotting any preference shares, the Board must determine the following matters or the manner in which those matters are to be determined:

(i)                  the rate or amount of dividends payable on the shares (if any);

(ii)               the times or circumstances for payment of dividends on the shares;

(iii)            the periods in respect of which the dividends are payable;

(iv)           any priority in payment of dividends on the shares in relation to other classes of shares;

(v)              whether the shares have a right to cumulative dividends or non-cumulative dividends; and

(vi)           whether the shares have any further right to participate in profits available for dividends.

(b)              The terms of issue of any preference shares may also provide:

(i)                  the basis (if any) upon which the amount of a dividend will be adjusted to take account of, or by reference to, any tax or other fiscal impost, or franking or imputation credits or both; and

(ii)               that to the extent that an amount is paid to a holder of preference shares other than by way of dividend paid by the Company, the amount of any dividend that would (but for the terms of issue) have been payable to the holder of the preference shares shall be reduced or extinguished.

23.3                           Priority as to payment of dividends

Such of the following provisions (in whole or part) as the Board determines prior to allotment shall apply in relation to any particular preference shares:

(a)               the Company shall pay dividends on the preference shares:

(i)                  in priority to the payment of any dividends on the ordinary shares;

(ii)               equally with dividends on all other preference shares expressed to rank equally with them for participation in profits; and

(iii)            behind dividends on all preference shares (if any) expressed to rank in priority to them for participation in profits.

(b)              Where the holder of a preference share has a right to cumulative dividends, on redemption or in a winding up the Company must pay to the holder an amount equal to all arrears of or accrued dividends (whether declared or not)to the date of redemption or of commencement of the winding up (as the case may be)with the same priority in relation to other shares as determined under rule 23.3(a).

(c)               Where the holder of a preference share has a right to non-cumulative dividends, on redemption or in a winding up, the Company must pay to the holder an amount equal to any dividend declared but not paid before the date of redemption or of commencement of the winding up (as the case may be) with the same priority in relation to other shares as determined pursuant to rule 23.3(a).

23.4                           Notices and reports

If required under the Law, the Listing Rules or the terms of issue of preference shares, the Company must give the holder of a preference share notice of each meeting of members in accordance with rule 13 and send the holder financial reports in accordance with rule 21.2.

23.5                           Voting rights

A holder of preference shares has the right to speak and vote at a meeting of members of the Company in each of the following circumstances and in no others:

(a)               during a period in which a dividend (or part of a dividend) in respect of the preference share is in arrears;

(b)              on a proposal to reduce the Company’s share capital;

(c)               on a resolution to approve the terms of a buy-back agreement;

(d)              on a proposal that affects rights attached to the preference share;

(e)               on a proposal to wind up the Company;

(f)                 on a proposal for the disposal of the whole of the Company’s property, business and undertaking;

(g)              during the winding up of the Company; and

(h)              in such other circumstances as the Board determines prior to the issue of the preference shares.

23.6                           Non-cumulative preference shares

All or any of the following provisions in whole or part shall apply in relation to any particular non-cumulative preference shares if so determined by the Board prior to issue:

(a)               If, in the opinion of the Board, the distributable profits of the Company are sufficient to cover the payment in full of dividends on the non-cumulative preference shares on any dividend payment date, and also the payment in full of all dividends stated to be payable on that date on any other preference shares expressed to rank equally with them for participation in profits, then each such dividend shall be declared and paid in full.

(b)              If, in the opinion of the Board, the distributable profits of the Company are insufficient to cover the payment in full of dividends on the non-cumulative preference shares on any dividend payment date, and also the payment in full of all dividends stated to be payable on that date on any other preference shares expressed to rank equally with them for participation in profits, then dividends shall be declared by the Board pro rata for the non-cumulative preference shares and such other preference shares to the extent of the available distributable profits (if any) to the intent that the amount of dividend declared per share on each such non-cumulative preference share and other preference share will bear to each other the same ratio as the dividends accrued per share on each such non-cumulative preference share and on each other preference share (including cumulative dividends accrued if any) bear to each other. If it subsequently appears that any such dividend should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Directors have acted in good faith they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made.

(c)               If, in the opinion of the Board, the payment of any dividend on any non-cumulative preference shares would breach or cause a breach of, or the Company is in breach of, the capital adequacy requirements applicable to the Company and/or any of its subsidiaries under the rules applicable to Australian banks then the amount of the dividend shall be reduced or extinguished to the extent the Board considers necessary having regard to those rules.

(d)              Subject to rule 23.8, the non-cumulative preference shares shall carry no further right to participate in the profits of the Company and if and to the extent that all or any part of a dividend is on any occasion not paid for the reasons described in paragraphs (b) or (c) of this rule 23.6, the holders of such shares shall have no claim in respect of such non-payment.

(e)               If any day on which dividends are payable on non-cumulative preference shares is not a day on which banks in Melbourne (or such other city as may be determined by the Board prior to issue) are open for business in Melbourne or such other city

(“Business Day”), then payment of the dividend payable on such day will be made on the next Business Day.

(f)                 Dividends payable on non-cumulative preference shares shall accrue from and to the dates determined by the Board prior to issue, and the amount of dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of a 365 day year (or, if the Board so determines prior to allotment, a 360 day year and 30 day months) and the actual number of days elapsed in such period.

(g)              If the dividend stated to be payable on the non-cumulative preference shares on the most recent dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, no dividends may be declared on any other share capital of the Company and no sum may be set aside for the payment thereof, unless, on the date of declaration, an amount equal to the dividend stated to be payable on the non-cumulative preference shares in respect of the then current dividend period is set aside for the payment in full of such dividend on the dividend payment date relating to the then current dividend period.

(h)              If any dividend stated to be payable on the non-cumulative preference shares on any dividend payment date has not been declared and paid in full, or if a sum has not been set aside to provide for such payment in full, the Company may not without approval of a special resolution passed at a separate general meeting of holders of the non-cumulative preference shares in accordance with rule 22.6 redeem or purchase or otherwise acquire for any consideration any other share capital of the Company and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other such acquisition, or pay a cash dividend on any share capital over which the non-cumulative preference shares rank in priority for participation in profits until such time as dividends stated to be payable on the non-cumulative preference shares in respect of successive dividend periods together aggregating no less than 12 months have been declared and paid in full.

23.7                           Redeemable preference shares

(a)               Before issuing any preference shares, the Board must determine whether the shares are to be redeemable or non-redeemable and, if redeemable, the Board must determine the following matters or the manner in which those matters are to be determined:

(i)                  whether the shares are to be redeemable at the option of the Company alone or otherwise;

(ii)               the redemption date or dates (which may be specified or determined by reference to a particular event) or the circumstances in which the shares are liable to be redeemed;

(iii)            the amount payable on redemption;

(iv)           any notice required or other conditions for exercise of the rights of redemption; and

(v)              the manner in which the shares are to be redeemed.

(b)              Any redeemable preference shares shall be redeemed by the Company in accordance with the terms of issue determined by the Board prior to issue.

23.8                           Conversion

If so determined by the Board prior to issue any series of preference shares shall be convertible to ordinary shares on such terms as the Board determines prior to allotment.

23.9                           Variation of rights

Except in accordance with rule 22.6, the Board shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking for participation in the profits or assets of the Company in priority to that class of preference shares.

23.10                     Priority in winding up

(a)               The Board shall determine before allotment of any preference shares the priority of the preference shares with respect to repayment of capital and the rights (if any) of the holders to participate in any surplus assets on a winding up of the Company.

(b)              If so determined by the Board before allotment, the following provisions shall apply, namely, that the holders of the preference shares shall have the right on a winding up of the Company to payment of a sum equal to the amount paid up or credited as paid up on the preference shares, and of the dividends and any other amount to which the holder is entitled in accordance with the terms of issue:

(i)                  in priority to any payment to ordinary shareholders;

(ii)               equally with payments to holders of all other preference shares expressed to rank equally with them on a winding up; and

(iii)            behind payments to holders of all preference shares (if any) expressed to rank in priority to them on a winding up,

but shall not participate in any surplus or other distribution of profits or assets of the Company.

24.                                 CERTIFICATES

24.1                           Uncertificated securities

Unless the Listing Rules and SCH business rules allow the Company to issue a certificate for particular securities, the Company:

(a)               must not issue a certificate for those securities; and

(b)              may cancel a certificate for those securities without issuing another certificate.

Rules 24.3 and 24.4 apply only if there is a current certificate for particular securities.

24.2                           Certificated shares

Unless rule 24.1 applies, the Company must issue a certificate of title to shares that complies with the Law and deliver it to the holder of those shares in accordance with the Law. The Company must not charge any fee to issue a certificate.

24.3                           Multiple certificates and joint holders

Subject to rule 24.1, if a member requests the Company to issue several certificates each for a part of the shares registered in the member’s name, the Company must do so. For this purpose, joint holders of shares are a single member. The Company may issue only 1 certificate that relates to each share registered in the names of 2 or more joint holders and may deliver the certificate to any of those joint holders.

24.4                           Lost and worn out certificates

Subject to rule 24.1, the Company must issue a new certificate if a certificate:

(a)               is lost or destroyed and the owner of the relevant securities applies in accordance with the Law; or

(b)              is defaced or worn out and is produced to the Company.

25.                                 REGISTER

25.1                           Joint holders

If the Register names 2 or more joint holders of a share, the Company must treat the person named first in the Register in respect of that share as the sole owner of it for all purposes (including the giving of notice) except for:

(a)               delivery of certificates (to which rule 24.3 applies);

(b)              right to vote (to which rule 16.4 applies);

(c)               power to give directions as to payment of, or a receipt for, dividends (to which rules 28.8 and 28.9 apply);

(d)              liability for instalments or calls (which subject to the Law is joint and several);

(e)               sale of Non- marketable Parcels under rule 32; and

(f)                 transfer.

25.2                           Non-beneficial holders

Subject to the Law, unless otherwise ordered by a court of competent jurisdiction or required by statute, the Company:

(a)               may treat the registered holder of any share as the absolute owner of it; and

(b)              need not recognise any equitable or other claim to or interest in a share by any person except a registered holder.

25.3                           Branch register

The Company may maintain a branch register of members at a place outside Australia in accordance with the Law. The Board may make provision for transfer of shares of the Company between the register of members and a branch register and between branch registers.

26.                                 PARTLY PAID SHARES

26.1                           Fixed instalments

If a share is issued on terms that some or all of the issue price is payable by instalments, the registered holder of the share must pay every instalment to the Company when due. If, having been given notice of the instalment in accordance with rule 26.4, the registered holder does not pay it when due, rules 26.7 to 26.16 apply as if the registered holder had failed to pay a call.

26.2                           Pre-payment of calls

The Board may:

(a)               accept pre-payment of some or all of the amount unpaid on a share above the sums actually called as a payment in advance of calls;

(b)              agree to payment by the Company of interest at a rate no higher than the Interest Rate on that part of the advance payment which for the time being exceeds the aggregate amount of the calls then made on the shares in respect of which it was paid; and

(c)               unless otherwise agreed between the member and the Company, repay the sum or part of the pre-payment of some or all of the amount unpaid on a share above the sums actually called as a payment in advance of calls.

26.3                           Calls made by Board

Subject to the terms of issue of a share and to any special resolution passed under the Law, the Board may:

(a)               make calls on a member for some or all of the money unpaid on a share held by that member;

(b)              make a call payable by instalments; and

(c)               revoke or postpone a call before the due date for payment.

26.4                           Notice of call

The Company must give a member on whom a call has been made or from whom an instalment is due, written notice of the call or instalment within the time limits and in the form required by the Listing Rules.

26.5                           Classes of shares

The Board may issue shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those shares. The Board may make different calls on different classes of shares.

26.6                           Obligation to pay calls

Subject to the Law, a member subject to a call must pay the amount of the call to the payee named in the notice of call no later than the time specified in the notice. Joint holders of a share are jointly and severally liable for calls.

26.7                           Called Amounts

If a call is not paid on or before the day specified for payment, the Board may require the member liable for the call to pay:

(a)               interest on the amount of the call at the Interest Rate from that day until payment is made; and

(b)              all costs and expenses incurred by the Company because payment was not made on that day.

26.8                           Proof of call

If on the hearing of an action for recovery of a Called Amount, proof of the following matters is conclusive proof of the debt:

(a)               the minute books of the Company record the Board’s resolution making the call; and

(b)              notice of the call was given under rules 26.4 and 36.1; and

(c)               the person sued appears in the Register as a holder of the share in respect of which the call was made.

26.9                           Forfeiture notice

At any time until a Called Amount is paid, the Board may give the relevant member a notice which:

(a)               requires the member to pay the Called Amount;

(b)              states the Called Amount at the date of the notice;

(c)               specifies how to calculate the Called Amount when payment is made;

(d)              specifies a date at least 14 days after the date of the notice by which and a place at which payment must be made; and

(e)               states that if payment is not made at that place on or before that date, the share to which the call relates is liable to be forfeited.

26.10                     Forfeiture

If the requirements of a notice given under rule 26.9 are not satisfied, the Board may forfeit the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before the forfeiture) by resolution passed before the Called Amount is paid.

26.11                     Disposal and re-issue of forfeited shares

A share forfeited under rule 26.10 immediately becomes the property of the Company. Subject to the Listing Rules, the Board, on behalf of the Company, may:

(a)               re-issue the share to any person with or without any money paid on it by any former holder credited as paid and on the terms it decides; or

(b)              sell or otherwise dispose of the share to any person and on the terms it decides, and execute and register a transfer of it.

26.12                     Notice of forfeiture

The Company must promptly:

(a)               give notice of the forfeiture of a share to the member who held the share immediately before the resolution for forfeiture was passed; and

(b)              enter the forfeiture and its date in the Register.

A written declaration that a share was forfeited on a specified date and notice of forfeiture was given in accordance with this document signed by a Director or Secretary is, in the absence of proof to the contrary, evidence of those facts and of the Company’s right to dispose of the share.

26.13                     Cancellation, exemption or waiver of forfeiture

Subject to the Law and the Listing Rules, the Board may:

(a)               cancel the forfeiture of a share on any terms at any time before it disposes of that share under rule 26.11;

(b)              exempt a share from any part of this rule 26; or

(c)               waive or compromise all or part of any payment due to the Company under this rule 26.

26.14                     Effect of forfeiture

A person who held a share which has been forfeited under rule 26.10 ceases to be a member in respect of that share but remains liable to pay the Called Amount until it is paid in full. The Board may elect not to enforce payment of an amount due to the Company under this rule.

26.15                     Application of proceeds

The Company must:

(a)               apply the net proceeds of any re- issue, sale or disposal of a forfeited share under rule 26.11 (after payment of all costs and expenses) to satisfy the Called Amount; and

(b)              subject to the terms of issue of the share, pay any surplus to the person who held the share immediately before forfeiture.

26.16                     Title of new holder

The title of the new holder of a forfeited share is not affected by any irregularity in the forfeiture or the re-issue, sale or disposal. The sole remedy of any person previously interested in the share is damages which may be recovered only from the Company. The new holder is not liable for the Called Amount.

26.17                     Mortgage of uncalled capital

If the Company grants a mortgage or charge over uncalled capital, the Board may delegate its power to make calls to:

(a)               the person in whose favour the mortgage or charge is granted; or

(b)              a trustee or agent for that person,

on the terms (including power to further delegate) and subject to any restrictions the Board decides. If the Board does so, a call made in accordance with the delegation is treated as made by the Board.

27.                                 COMPANY LIENS

27.1                           Existence of liens

Unless the terms of issue provide otherwise, the Company has a first and paramount lien on each share for:

(a)               all money called or payable at a fixed time in respect of that share (including money payable under rule 26.7) that is due but unpaid; and

(b)              amounts paid by the Company for which the Company is indemnified under rule 27.4.

The lien extends to all dividends payable in respect of the share and to proceeds of sale of the share.

27.2                           Sale under lien

If:

(a)               the Company has a lien on a share;

(b)              an amount secured by the lien is due and payable;

(c)               the Company has given notice to the member registered as the holder of the share:

(i)                  requiring payment of the amount which is due and payable and secured by the lien;

(ii)               stating the amount due and payable at the date of the notice;

(iii)            specifying how to calculate the amount due when payment is made; and

(iv)           specifying a date (at least 10 business days after the date of the notice) by which and a place at which payment of that amount must be made; and

(d)              the requirements of the notice given under paragraph (c) are not fulfilled,

the Company may sell the share as if it had been forfeited under rule 26.10. Rules 26.11, 26.15 and 26.16 apply, to the extent practical and modified as necessary, as if the Called Amount in respect of that share were the aggregate of the amount referred to in paragraph (b) and the costs and expenses incurred by the Company because that amount was not paid when due.

27.3                           Protection of lien

The Company may do anything necessary or desirable under the SCH business rules to protect a lien or other interest in shares to which it is entitled by law or under this document.

27.4                           Indemnity for payments required to be made by the Company

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a member or referable to a share held by that member (whether alone or jointly) or a dividend or other amount payable in respect of a share held by that member, the Company:

(a)               is fully indemnified by that member from that liability;

(b)              may recover as a debt due from the member the amount of that liability together with interest at the Interest Rate from the date of payment by the Company to the date of re-payment by the member; and

(c)               subject to rule 30.5, may refuse to register a transfer of any share by that member until the debt has been paid to the Company.

Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set-off) and, as between the Company and the member, any such right or remedy is enforceable by the Company.

27.5                           Exemption and waiver

Subject to the Law and the Listing Rules, the Board may:

(a)               exempt a share from any part of this rule 27; or

(b)              waive or compromise all or part of any payment due to the Company under this rule 27.

28.                                 DIVIDENDS

28.1                           Accumulation of reserves

Before paying any dividend to members, the Board may:

(a)               set aside out of profits of the Company reserves to be applied, in the Board’s discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

(b)              carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)               do both.

28.2                           Dividends must be paid out of profits

(a)               The Company must not pay a dividend except out of profits of the Company (including profits previously set aside as a reserve). The Company does not incur a debt merely by fixing the amount or time for payment of a dividend. A debt arises only when the time fixed for payment arrives. The decision to pay a dividend may be revoked by the Board at any time before then.

(b)              A resolution of the Board as to the amount of the Company’s profits and the amount of them available for dividend is conclusive.

28.3                           Payment of dividends

Subject to the Law, rules 28.2, 28.4 and 28.10, and the terms of issue of shares, the Board may resolve to pay any dividend it thinks appropriate and fix the time for payment.

28.4                           Amount of dividend

Subject to the terms of issue of shares, the Law and the Listing Rules:

(a)               the Company may pay a dividend on 1 class of shares to the exclusion of another class; and

(b)              (subject also to rule 28.5) each share of a class on which the Board resolves to pay a dividend carries the right to participate in the dividend in the same proportion that the amount for the time being paid on the share bears to the total issue price of the share.

28.5                           Prepayments, payments during dividend period and credits without payment

For the purposes of rule 28.4:

(a)               an amount paid in advance of calls is not taken into account as part of the amount for the time being paid on a share;

(b)              if an amount was paid on a share during the period to which a dividend relates, the Board may resolve that only the proportion of that amount which is the same as the proportion which the period from the date of payment to the end of the period to which the dividend relates bears to the total period to which the dividend relates, counts as part of the amount for the time being paid on the share; and

(c)               an amount credited on a partly paid share without payment in money or money’s worth being made to the Company is not taken into account as a part of the amount for the time being paid on a share.

28.6                           Dividends in kind

The Board may resolve to pay a dividend (either generally or to specific members) in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options. If the Board satisfies a dividend by distribution of assets, the Board may:

(a)               fix the value of any asset distributed;

(b)              make cash payments to members on the basis of the value fixed so as to adjust the rights of members between themselves; and

(c)               vest an asset in trustees.

28.7                           Source of dividends

Subject to the Listing Rules, the Board may resolve to pay a dividend to some members out of a particular reserve or out of profit derived from a particular source and pay the same dividend to other members entitled to it out of other reserves or profits.

28.8                           Method of payment

The Company may pay any cash dividend, interest or other money payable in respect of shares by cheque sent, and may distribute assets by sending the certificates or other evidence of title to them, through the post directed to:

(a)               the address of the member (or in the case of a jointly held share, the address of the joint holder named first in the Register); or

(b)              to any other address the member (or in the case of a jointly held share, all the joint holders) directs in writing,

or by any other method of payment or distribution the Board decides, including by direct credit.

28.9                           Joint holders’ receipt

Any 1 of the joint holders of a share may give an effective receipt for any dividend, interest or other money payable in relation to that share.

28.10                     Retention of dividends by Company

The Company may retain the dividend payable on a share:

(a)               of which a person seeks to be registered as the holder under rule 31.2 or 31.3, until that person is registered as the holder of that share or transfers it;

(b)              on which the Company has a lien, to satisfy the liabilities in respect of which the lien exists; and

(c)               that is part of a Non-marketable Parcel if the Non- marketable Parcel was created by a transfer of shares after the date on which this constitution is adopted by the Company until the shares comprising the Non- marketable Parcel are sold under rule 32 or, because of the transfer of additional shares to the holder, the shares held by the holder cease to be a Non- marketable Parcel.

28.11                     No interest on dividends

No member may claim, and the Company must not pay, interest on a dividend (either in money or kind).

29.                                 SHARE PLANS

29.1                           Implementing share plans

Without limiting the Board’s powers under rule 22.1, the Company in general meeting may by ordinary resolution authorise the Board to implement 1 or more of:

(a)               a re-investment plan under which any dividend or other cash payment in respect of a share or convertible security may, at the election of the person entitled to it, be:

(i)                  retained by the Company and applied in payment for fully paid shares or other securities issued under the plan; and

(ii)               treated as having been paid to the person entitled and simultaneously re-paid by that person to the Company to be held by it and applied in accordance with the plan;

(b)              any other plan under which members or security holders may elect that dividends or other cash payments in respect of shares be satisfied:

(i)                  by the issue of shares or other securities of the Company or any other body corporate or trust in place of dividends or other cash payments; or

(ii)               be paid out of a particular reserve or out of profits derived from a particular source; or

(iii)            be forgone in consideration of another form of distribution from the Company, another body corporate or a trust; and

(c)               a plan under which shares or other securities of the Company or any other body corporate may be issued or otherwise provided for the benefit of employees or Directors of the Company or any of its related bodies corporate.

29.2                           Board obligations and discretions

The Board:

(a)               must do everything necessary or desirable to give effect to a plan implemented under rule 29.1 and the rules governing it; and

(b)              may, as it thinks appropriate, for any plan implemented under rule 29.1:

(i)                  vary the rules governing; or

(ii)               suspend or terminate its operation.

30.                                 TRANSFER OF SHARES

30.1                           Modes of transfer

Subject to this document, a member may transfer a share by:

(a)               a Market Transfer; or

(b)              a written document which:

(i)                  shows the jurisdiction of registration of the Company;

(ii)               relates only to shares of 1 class; and

(iii)            is a sufficient instrument of transfer of marketable securities under the Law or in any other form approved by the Board or ASX.

The Company must not charge any fee on transfer of a share.

30.2                           Market obligations

The Company:

(a)               may do anything permitted by the Law, the Listing Rules and the SCH business rules that the Board thinks necessary or desirable in connection with the Company taking part in a computerised or electronic system established or recognised by the Law, the Listing Rules, or the SCH business rules for the purpose of facilitating dealings in shares; and

(b)              must comply with obligations imposed on it by the Listing Rules or the SCH business rules in relation to transfers of shares.

30.3                           Transfer by written document

A document of transfer under rule 30.1(b) must be:

(a)               delivered to the registered office of the Company or the address of the Register last notified to members by the Company;

(b)              accompanied by the certificate (if any) for the shares to be transferred or evidence satisfactory to the Board of its loss or destruction; and

(c)               marked with payment of any stamp duty payable.

Property in and title to a document of transfer that is delivered to the Company (but not the shares to which it relates)passes to the Company on delivery.

30.4                           Restricted securities

If any securities of the Company are classified as restricted securities under the Listing Rules:

(a)               during the escrow period set by the restriction agreement required by ASX in relation to those securities:

(i)                  the member who holds the restricted securities may not dispose of them; and

(ii)               the Company must not register a transfer of the restricted securities or otherwise acknowledge a disposal of them,

except as permitted by the Listing Rules or ASX; and

(b)              if there is a breach of the Listing Rules or of the relevant restriction agreement in relation to a restricted security, the holding of that security does not, while the breach continues, entitle a member:

(i)                  to be present, speak or vote at, or be counted in the quorum for, a meeting of members; or

(ii)               to receive any dividend or other distribution.

In this rule 30.4, “dispose” (and other grammatical forms of it) has the meaning given by the Listing Rules.

30.5                           Refusal to register transfer

The Board:

(a)               may refuse to register a transfer of shares only if that refusal would not contravene the Listing Rules or the SCH business rules;

(b)              subject to the Law, must not register a transfer to a subsidiary of the Company;

(c)               must not register a transfer if the Law, the Listing Rules or the SCH business rules forbid registration; and

(d)              without limiting paragraph (a), subject to the Law, the Listing Rules and the SCH business rules, may refuse to register a transfer of shares where the registration of the transfer would create a new holding of an Non- marketable Parcel.

If the Board refuses to register a transfer, the Company must give the lodging party notice of the refusal and the reasons for it within 5 business days after the date on which the transfer was delivered to it.

30.6                           Transferor remains holder until transfer registered

The transferor of a share remains the holder of it until:

(a)               if the transfer is a Market Transfer, the time the SCH business rules provide that the transfer takes effect; and

(b)              otherwise, the transfer is registered and the name of the transferee is entered in the Register.

30.7                           Powers of attorney

The Company may assume, as against a member, that a power of attorney granted by that member that is lodged with or produced or exhibited to the Company remains in force, and may rely on it, until the Company receives express notice in writing at its registered office of:

(a)               the revocation of the power of attorney; or

(b)              the death, dissolution or insolvency of the member.

31.                                 TRANSMISSION OF SHARES

31.1                           Death of joint holder

The Company must recognise only the surviving joint holders as being entitled to shares registered jointly in the names of a deceased member and others. The estate of the deceased joint holder is not released from any liability in respect of the shares.

31.2                           Death of single holder

The Company must not recognise anyone except the legal personal representative of the deceased member as having any title to shares registered in the sole name of a deceased member. If the personal representative gives the Board the documents described in the provisions of the Law dealing with instruments of transfer executed by a personal representative from another jurisdiction or evidence of grants of probate or other information that satisfies the Board of the representative’s entitlement to be registered as holder of the shares:

(a)               subject to rules 30.5 and 31.4 the Company must register the personal representative as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from the representative requiring it to do so; and

(b)              whether or not registered as the holder of the shares, the personal representative:

(i)                  may, subject to rule 30, transfer the shares to another person; and

(ii)               has the same rights as the deceased member.

31.3                           Transmission of shares on insolvency or mental incapacity

Subject to the Bankruptcy Act 1966, if a person entitled to shares because of the insolvency or mental incapacity of a member gives the Board the information it reasonably requires to establish the person’s entitlement to be registered as holder of the shares:

(a)               subject to rules 30.5 and 31.4 the Company must register that person as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from that person requiring it to do so; and

(b)              whether or not registered as the holder of the shares, that person:

(i)                  may, subject to rule 30, transfer the shares to another person; and

(ii)               has the same rights as the insolvent or incapable member.

If the provisions of the Law dealing with rights of trustees of estates of bankrupts applies, this rule is supplemental to it.

31.4                           Refusal to register holder

The Company has the same right to refuse to register a personal representative or person entitled to shares on the insolvency or mental incapacity of a member as it would have if that person were the transferee named in a transfer signed by a living, solvent, competent member.

32.                                 NON-MARKETABLE PARCELS

32.1                           Board power of sale

(a)               The Board may sell a share that is part of a Non-marketable Parcel if it does so in accordance with rule 32.2 or 32.3 (whichever the Board decides is to apply) and the other provision of this rule.

(b)              The Board’s power to sell lapses if a takeover (as defined in the Listing Rules) is announced after the Board gives a notice under rule 32.2 and before the Board enters into an agreement to sell the share.

32.2                           Sale with notice

(a)               Notice of proposed sale

Once in any 12 month period or any other period permitted under the Listing Rules, the Board may give written notice to a member who holds a Non-marketable Parcel:

(i)                  stating that it intends to sell the Non-marketable Parcel; and

(ii)               specifying a date at least 6 weeks (or any lesser period permitted under the Law or the Listing Rules) after the notice is given by which the member may give the Company written notice that the member wishes to retain the holding.

If the Board’s power to sell lapses under rule 32.1, any notice given by the Board under this rule is taken never to have been given and the Board may give a new notice after the close of the offers made under the takeover.

(b)              No sale where member gives notice

The Board must not sell a Non-marketable Parcel if, in response to a notice given under this rule 32.2, the Company receives a written notice that the member wants to keep the Non- marketable Parcel.

(c)               Joint holders

If required under the Law or the Listing Rules, if a Non-marketable Parcel is held jointly, the Board must give notice under rule 32.2 to each of the joint holders.

32.3                           Divestment without notice

Subject to the Law and the Listing Rules, the Board may sell a share that is part of a Non-marketable Parcel without giving notice to the holder of the share or any other person if the Non-marketable Parcel was created by a transfer of shares after 20 December 1999.

32.4                           Terms of sale

A sale of shares under this rule includes all dividends payable on and other rights attaching to them. The Company must pay the costs of the sale if required by the Listing Rules to do so. Otherwise, the Board may decide the manner, time and terms of sale.

32.5                           Share transfers

For the purpose of giving effect to this rule, each Director and Secretary has power to:

(a)               effect a Market Transfer; or

(b)              execute a share transfer under rule 30.3,

as agent for a member who holds a Non-marketable Parcel.

32.6                           Application of proceeds

(a)               In the case of a sale under rule 32.2, the Company must:

(i)                  deduct any Called Amount in respect of the shares sold under this rule from the proceeds of sale and pay the balance into a separate bank account it opens and maintains for the purpose only;

(ii)               hold that balance in trust for the previous holder of the shares (the “Divested Member”);

(iii)            as soon as practical give written notice to the Divested Member stating:

(A)          what the balance is; and

(B)            that it is holding the balance for the Divested Member while awaiting the Divested Member’s instructions and return of the certificate (if any) for the shares sold or evidence of its loss or destruction;

(iv)           if the shares sold were certificated, not pay the proceeds of sale out of the trust account until it has received the certificate for them or evidence of its loss or destruction; and

(v)              subject to paragraph (iv), deal with the amount in the account as the Divested Member instructs.

(b)              In the case of a sale under rule 32.3, the Company must:

(i)                  deduct any Called Amount in respect of the shares sold under this rule and (where permitted by the Listing Rules and the Board so decides) the costs of sale from the aggregate of the proceeds of sale and any dividends retained under rule 28.10(c); and

(ii)               pay the balance, if any, to the previous holder of the shares.

32.7                           Protections for transferee

The title of the new holder of a share sold under this rule is not affected by any irregularity in the sale. The sole remedy of any person previously interested in the share is damages which may be recovered only from the Company.

32.8                           Rights to vote suspended

The Board may resolve that the holders of Non- marketable Parcels created by transfers of shares after 20 December 1999 have no right to vote, and that resolution has effect accordingly.

33.                                 ALTERATION OF SHARE CAPITAL

33.1                           Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to members. Subject to the terms of issue of shares and rule 33.4, members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

33.2                           Adjustment of capitalised amounts

The Board may settle any difficulty that arises in regard to a capitalisation of profits as it thinks appropriate and necessary to adjust the rights of members among themselves including:

(a)               fix the value of specific assets;

(b)              make cash payments to members on the basis of the value fixed for assets or in place of fractional entitlements which are disregarded so as to adjust the rights of members between themselves;

(c)               disregard fractional entitlements; and

(d)              vest cash or specific assets in trustees.

33.3                           Conversion of shares

Subject to the Law, the Listing Rules, rules 22.2 and 33.5 and the terms of issue of shares, the Company may convert:

(a)               shares into a larger or smaller number of shares;

(b)              an ordinary share into a preference share; and

(c)               a preference share into an ordinary share,

by resolution passed at a meeting of members (but, in the case of a conversion of partly paid shares into a larger number of shares the proportion between the amount paid and the amount unpaid on each share must be the same as before the conversion). This rule 33.3 does not limit any other way in which the Company can convert or alter share capital in accordance with the Law and the Listing Rules.

33.4                           Adjustments on conversion

The Board may do anything it thinks appropriate and necessary to give effect to a resolution converting shares including, if a member becomes notionally entitled to a fraction of a share as a result of the conversion:

(a)               make a cash payment or disregard fractional entitlements so as to adjust the rights of members between themselves; or

(b)              vest fractional entitlements in a trustee, to be dealt with as determined by the Board; or

(c)               round up fractional entitlements to the nearest whole share by capitalising an amount under rule 33.1 even though not all members participate in the capitalisation.

33.5                           Reduction of capital

Subject to the Listing Rules, the Company may reduce its share capital:

(a)               by reduction of capital in accordance with the Law; or

(b)              by buying back shares in accordance with the Law; or

(c)               in any other way for the time being permitted by the Law.

34.                                 CURRENCY FOR PAYMENTS

34.1                           Board may decide currency

The Board may, with the agreement of the recipient or in accordance with the terms of issue of a share, pay:

(a)               dividends;

(b)              other amounts payable to members (including repayments of capital and distributions of capitalised amounts); or

(c)               remuneration of Directors or other officers,

in the currency of a country other than Australia.

34.2                           Conversion to Australian dollars

If the Board decides to make a payment in a currency other than Australian dollars and it is necessary, for the purposes of these rules or for any other purpose, to calculate the Australian dollar equivalent of the payment, the Board must fix a time (earlier than the time for payment) and specify the buying or selling rate quoted by the Company or by any other financial institution approved by the Board as the time and rate that apply for that purpose.

34.3                           Preference shares

Nothing in this rule 34 limits anything in rule 23.

35.                                 WINDING UP

35.1                           Entitlement of members

Subject to the terms of issue of shares and this rule 35, the surplus assets of the Company remaining after payment of its debts are divisible among the members in proportion to the number of fully paid shares held by them and, for this purpose, a partly paid share is counted as a fraction of a fully paid share equal to the proportion which the amount paid on it bears to the total issue price of the share.

35.2                           Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(a)               divide the assets of the Company among the members in kind and for that purpose fix the value of assets and decide how the division is to be carried out as between the members and different classes of members; and

(b)              vest assets of the Company in trustees on any trusts for the benefit of the members as the liquidator thinks appropriate.

35.3                           No distribution of liabilities

The liquidator cannot compel a member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

35.4                           Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under rule 35.2 which does not accord with the legal rights of the contributories, any contributory who would be prejudiced by it may dissent and has ancillary rights as if that decision were a special resolution passed under the Law.

36.                                 NOTICES

36.1                           Notices by Company

A notice is properly given by the Company to a person if it is:

(a)               in writing signed on behalf of the Company (by original or printed signature);

(b)              addressed to the person to whom it is to be given; and

(c)               either:

(i)                  delivered personally;

(ii)               sent by pre-paid mail to that person’s address; or

(iii)            sent by fax to the fax number (if any) nominated by that person; or

(iv)           sent by electronic message to the electronic address (if any) nominated by that person.

This rule does not limit the manner in which a notice may be given by the Company.

36.2                           Overseas members

A member whose registered address is not in Australia may notify the Company in writing of an address in Australia to which notices may be sent.

36.3                           When notice is given

A notice to a person by the Company is regarded as given and received:

(a)               if it is delivered personally or sent by fax or electronic message:

(i)                  by 5.00 pm (local time in the place of receipt) on a business day - on that day; or

(ii)               after 5.00 pm (local time in the place of receipt) on a business day, or on a day that is not a business day - on the next business day; and

(b)              if it is sent by mail – on the day it is posted.

A certificate in writing signed by a Director or Secretary of the Company stating that a notice was sent is conclusive evidence of service.

36.4                           Notice to joint holders

Notice to joint holders of shares must be given to the joint member named first in the Register. Every person who becomes entitled to a share is bound by every notice in respect of that share that was properly given to a person registered as the holder the share before the transfer or transmission of the share was entered in the Register.

36.5                           Counting days

Subject to the Law and the Listing Rules, if a specified period must pass after a notice is given before an action may be taken, the day on which the notice is given is excluded and the day on which the action is to be taken is included in reckoning the period.

36.6                           Notices to “lost” members

If:

(a)               on 2 or more consecutive occasions a notice posted to a member is returned unclaimed or with an indication that the member is not known at the address to which it was sent; or

(b)              the Board believes on other reasonable grounds that a member is not at the address shown in the Register or notified to the Company under rule 36.2,

the Company may give effective notice and future notices to that member by exhibiting the notice at the Company’s registered office for at least 48 hours.

This rule ceases to apply if the member gives the Company notice of a new address.

37.                                 UNCLAIMED MONEY

The Company must deal with unclaimed dividends and distributions and unclaimed proceeds of shares sold or reissued under this document in accordance with the law relating to unclaimed money in the Company’s jurisdiction of registration